Exhibit 99.1

FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Malin Life Sciences Holdings Ltd

Malin Corporation plc

Address of Joint Filers:

The Lennox Building

50 Richmond Street South

Dublin

D02 FK02

Ireland

Designated Filer:

Malin Life Sciences Holdings Ltd

Issuer and Ticker Symbol:

Poseida Therapeutics, Inc. [PSTX]

Date of Event:

July 14, 2020

Signatures of Joint Filers:

Malin Life Sciences Holdings Ltd

By:	/s/ Michael A. Goldstein, Esq.
Attorney-in-Fact

Malin Corporation plc

By:	/s/ Michael A. Goldstein, Esq.
Attorney-in-Fact